EXHIBIT 6












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                                                                  CONFORMED COPY
                               Dated 18 July 2003

                         DEUTSCHE BANK AG LONDON BRANCH

                                       and

                        MILLICOM TELECOMMUNICATIONS S.A.

                          SECURITIES LENDING AGREEMENT

                    in respect of Series B shares in Tele2 AB



Linklaters

One Silk Street
London EC2Y 8HQ


Telephone (44-20) 7456 2000
Facsimile (44-20) 7456 2222

Ref PEB


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THIS AGREEMENT is made the 18th day of July, 2003

BETWEEN:

(1) DEUTSCHE BANK AG a company incorporated under the laws of Germany as a Stock corporation domiciled in Frankfurt am Main (registered under No. 30000 with the District Court of Frankfurt am Main) and acting for the purposes of this Agreement through its LONDON BRANCH at Winchester House, 1 Great Winchester Street, London EC2N 2DB and registered in the UK with Companies House pursuant to Schedule 21A of the Companies Act 1985 under Company No. FC007615, Branch No. BR000005 (the "Borrower"); and

(2) MILLICOM TELECOMMUNICATIONS S.A., a public limited company incorporated in Luxembourg and registered with the Luxembourg Registrar of Commerce and Companies under registration number B-64,899 whose registered office is at 75, Route de Longwy , L-8080 Bertrange , Luxembourg (the "Lender").

WHEREAS:

(A) The Parties hereto are desirous of agreeing a procedure whereby the Lender will make available to the Borrower from time to time Securities (as hereinafter defined).

(B) All transactions carried out under this Agreement will be effected in accordance with the Rules (as hereinafter defined) TOGETHER WITH current market practices, customs and conventions.

NOW THIS AGREEMENT WITNESSETH AND IT IS HEREBY AGREED AS FOLLOWS:

1        INTERPRETATION

1.1      In this Agreement:

         "Act of Insolvency" means in relation to the Borrower:

         (a) its making a general assignment for the benefit of, or entering into a reorganisation, arrangement, or composition with creditors; or

         (b) its admitting in writing that it is unable to pay its debts as they become due; or

         (c) its seeking, consenting to or acquiescing in the appointment of any trustee, administrator, receiver or liquidator or analogous officer of it or any material part of its property or

         (d) the presentation or filing of a petition in respect of it (other than by the Lender in respect of any obligation under this Agreement) in any court or before any agency alleging or for the bankruptcy, winding-up or insolvency of Borrower (or any analogous proceeding) or seeking any reorganisation, arrangement, composition, re-adjustment, administration, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such petition (except in the case of a petition for winding-up or any analogous proceeding in respect of which no such 30 day period shall apply) not having been stayed or dismissed within 30 days of its filing;

         (e) the appointment of a receiver, administrator, liquidator or trustee or analogous officer of Borrower over all or any material part of Borrower's property; or


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         (f)      the convening of any meeting of its creditors for the purpose of considering a voluntary arrangement as referred to in
                  Section 3 of the Insolvency Act 1986 (or any analogous proceeding).

         "Additional Interest Amount" shall bear the same meaning as that ascribed in the terms and conditions of the Notes.

         "Approved United Kingdom Intermediary" means a person who is approved as such for the purposes of the Rules of the UK Inland Revenue relating to stocklending and manufactured interest and dividends.

         "Business Day" means a day on which banks and securities markets are open for business generally in London and, in relation to the delivery or redelivery of any of the following in relation to any loan, in the place(s) where the relevant Securities or Equivalent Securities are to be delivered.

         "Close of Business" means the time at which banks close in the business centre in which payment is to be made or Securities are to be delivered.

         "Equivalent Securities" means securities of an identical type, nominal value, description and amount to particular Securities borrowed and such term shall include the certificates and other documents of or evidencing title and transfer in respect of the foregoing (as appropriate). If and to the extent that such Securities are partly paid or have been converted, subdivided, consolidated, redeemed, made the subject of a takeover, capitalisation issue, rights issue or event similar to any of the foregoing, the expression shall have the following meaning:

         (a) in the case of conversion, subdivision or consolidation the securities into which the borrowed Securities have been converted, subdivided or consolidated provided that if appropriate, notice has been given in accordance with sub-clause 4.2.6 of Clause 4.2;

         (b) in the case of redemption, a sum of money equivalent to the proceeds of the redemption;

         (c) in the case of takeover, a sum of money or securities, being the consideration or alternative consideration of which the Lender has given notice to the Borrower in accordance with sub-clause 4.2.6 of Clause 4.2;

         (d) in the case of a call on partly paid securities, the paid-up securities provided that the Lender shall have paid to the Borrower an amount of money equal to the sum due in respect of the call;

         (e) in the case of a capitalisation issue, the borrowed Securities TOGETHER WITH the securities allotted by way of a bonus thereon;

         (f) in the case of a rights issue, the borrowed Securities TOGETHER WITH the securities allotted thereon, provided that the Lender has given notice to the Borrower in accordance with sub-clause 4.2.6 of Clause 4.2, and has paid to the Borrower all and any sums due in respect thereof;

         (g) in the event that a payment or delivery of Income is made in respect of the borrowed Securities in the form of securities or a certificate which may at a future date be exchanged for securities or in the event of an option to take Income in the form of securities or a certificate which may at a future date be exchanged for


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                  securities, notice has been given to the Borrower in
                  accordance with sub-clause 4.2.6 of Clause 4.2 the borrowed Securities TOGETHER WITH securities or a certificate equivalent to those allotted; and

         (h) in the case of any event similar to any of the foregoing, the borrowed Securities TOGETHER WITH or replaced by a sum of money or securities equivalent to that received in respect of such borrowed Securities resulting from such event.

         For the purposes of this definition, securities are equivalent to other securities where they are of an identical type, nominal value, description and amount and such term shall include the certificate and other documents of or evidencing title and transfer in respect of the foregoing (as appropriate).

         "Event of Default" has the meaning given in Clause 9 (Event of Default).

         "Income" any interest, dividends or other distributions of any kind whatsoever with respect to any Securities.

         "Income Payment Date" with respect to any Securities means the date on which Income is paid in respect of such Securities, or, in the case of registered Securities, the date by reference to which particular registered holders are identified as being entitled to payment of Income.

         "Manufactured Dividend" shall have the meaning given in sub-clause
         4.2.2 of Clause 4.2.

         "Maturity Date" shall bear the same meaning as that ascribed to it in the terms and conditions of the Notes.

         "Nominee" means an agent or a nominee appointed by either Party and approved (if appropriate) as such by the Inland Revenue to accept delivery of, hold or deliver Securities and/or Equivalent Securities on its behalf whose appointment has been notified to the other Party.

         "Notes" means the SEK denominated fixed and additional rate guaranteed and secured mandatory exchangeable notes due 2006 to be issued by the Lender, exchangeable into Series B shares of Tele2 AB.

         "Parties" means the Lender and the Borrower and "Party" shall be construed accordingly.

         "Relevant Payment Date" shall have the meaning given in sub-clause
         4.2.1 of Clause 4.2.

         "Rules" means the rules for the time being of any regulatory authority whose rules and regulations shall from time to time affect the activities of the Parties pursuant to this Agreement including but not limited to the stocklending regulations and guidance notes relating to both stocklending and manufactured interest and dividends for the time being in force of the Commissioners of the Inland Revenue and any associated procedures required pursuant thereto.

         "Securities" means Series B shares in Tele2 AB which the Borrower is entitled to borrow from the Lender in accordance with the Rules and which are the subject of a loan pursuant to this Agreement and such term shall include the certificates and other documents of title in respect of the foregoing.

1.2 All headings appear for convenience only and shall not affect the interpretation hereof.

1.3 Notwithstanding the use of expressions such as "borrow", "lend", "redeliver" etc. which are used to reflect terminology used in the market for transactions of the kind provided for in


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         this Agreement, title to Securities "borrowed" or "lent" in accordance with this Agreement shall pass from one Party to another as provided for in this Agreement, the Party obtaining such title being obliged to redeliver Equivalent Securities as the case may be.

2        LOAN OF SECURITIES

         2.1 The Lender will lend Securities to the Borrower, and the Borrower will borrow Securities from the Lender in accordance with the terms and conditions of this Agreement and with the Rules, as follows:

         2.1.1    description, title and amount of the Securities to be loaned:
                  8,968,414 Series B shares in Tele2 AB;

         2.1.2 the loan of the Securities shall commence on the date hereof and delivery of the Securities from the Lender to the Borrower shall be effected on or about 22 July 2003 in accordance with the standard settlement procedure for securities of this type and, subject to redelivery of all Equivalent Securities pursuant to Clause 5.2, the loan shall terminate on the Maturity Date; and

         2.1.3 the Securities shall be delivered into account no. 01000914461 in the name of Deutsche Bank AG London at SEB Stockholm (BIC Code ESSESESSXXX).

3        DELIVERY OF SECURITIES

         The Lender shall procure the delivery of Securities to the Borrower in accordance with Clause 2 above TOGETHER WITH appropriate instruments of transfer duly stamped where necessary and such other instruments as may be requisite to vest title thereto in the Borrower. Such Securities shall be deemed to have been delivered by the Lender to the Borrower on delivery to the account referred to in Clause 2 above.

4        RIGHTS AND TITLE

4.1 The Parties shall execute and deliver all necessary documents and give all necessary instructions to procure that all right, title and interest in:

         4.1.1 all Securities borrowed pursuant to Clause 2 (Loans of Securities);

         4.1.2 any Equivalent Securities redelivered pursuant to Clause 5 (Redelivery of Equivalent Securities);

         shall pass from one Party to the other subject to the terms and conditions mentioned herein and in accordance with the Rules, on delivery or redelivery of the same in accordance with this Agreement, free from all liens, charges and encumbrances. In the case of Securities or Equivalent Securities title to which is registered in a computer based system which provides for the recording and transfer of title to the same by way of book entries, delivery and transfer of title shall take place in accordance with the rules and procedures of such system as in force from time to time. The Party acquiring such right, title and interest shall have no obligation to return or redeliver any of the assets so acquired but, in so far as any Securities are borrowed, such Party shall be obliged, subject to the terms of this Agreement, to redeliver Equivalent Securities as appropriate.



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4.2

         4.2.1 Where Income is paid in relation to any Securities on or by reference to an Income Payment Date on which such Securities are the subject of a loan hereunder, the Borrower shall, on the date of the payment of such Income (the "Relevant Payment Date") pay and deliver a sum of money or property equivalent to the same (with any such endorsements or assignments as shall be customary and appropriate to effect the delivery) to the Lender or its Nominee, irrespective of whether the Borrower received the same. The provisions of sub-clauses
                  4.2.2 to 4.2.4 of this Clause 4.2 below shall apply in relation thereto.

         4.2.2 Subject to sub-clause 4.2.3 of this Clause 4.2 below, in the case of any Income comprising a payment, the amount (the "Manufactured Dividend") payable by the Borrower shall be equal to the amount of any Additional Interest Amount payable by the Lender on the Notes in connection with such Income.

         4.2.3 Where either the Borrower, or any person to whom the Borrower has on-lent the Securities, is unable to make payment of the Manufactured Dividend to the Lender without making any withholding or deduction for or on account of any taxation then, except where such withholding or deduction arises in consequence of the warranty at Clause 7.1.4 being in material respects untrue, the Borrower shall pay such additional amounts as shall ensure (after taking account of any further withholding or deduction for or on account of tax from such additional amounts) that the net amount of the Manufactured Dividend receivable by the Lender shall be as specified in Clause 4.2.2. The Borrower shall also in all circumstances supply a voucher evidencing the amount of any tax deducted or withheld from such Manufactured Dividend.

         4.2.4 In the event of the Borrower failing to remit either directly or by its Nominee any sum payable pursuant to this Clause 4.2, the Borrower hereby undertakes to pay interest at a rate to the Lender (upon demand) on the amount due and outstanding at the rate provided for in Clause 10 (Outstanding Payments). Interest on such sum shall accrue daily commencing on and inclusive of the third Business Day after the Relevant Payment Date, unless otherwise agreed between the Parties.

         4.2.5 Borrower undertakes that where it holds securities of the same description as any securities borrowed by it at a time when a right to vote arises in respect of such securities, it will use its best endeavours to arrange for the voting rights attached to such securities to be exercised in accordance with the instructions of the Lender provided always that Lender shall use its best endeavours to notify the other of its instructions in writing no later than seven Business Days prior to the date upon which such votes are exercisable or as otherwise agreed between the Parties and that Borrower shall not be obliged so to exercise the votes in respect of a number of Securities greater than the number so lent to it. For the avoidance of doubt the Parties agree that subject as hereinbefore provided any voting rights attaching to the relevant Securities and/or Equivalent Securities, shall be exercisable by the persons in whose name they are registered or in the case of Securities and/or Equivalent Securities in bearer form, the persons by or on behalf of whom they are held, and not necessarily by the Borrower.

         4.2.6 Where, in respect of any borrowed Securities, any rights relating to conversion, sub-division, consolidation, pre-emption, rights arising under a takeover offer or



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                  other rights, including those requiring election by the holder for the time being of such Securities, become exercisable prior to the redelivery of Equivalent Securities, then the Lender may, within a reasonable time before the latest time for the exercise of the right or option give written notice to the Borrower that on redelivery of Equivalent Securities it wishes to receive Equivalent Securities in such form as will arise if the right is exercised or, in the case of a right which may be exercised in more than one manner, is exercised as is specified in such written notice.

         4.2.7 Any payment to be made by the Borrower under this Clause 4.2 shall be made in a manner to be agreed between the Parties.

5        REDELIVERY OF EQUIVALENT SECURITIES

5.1 The Borrower undertakes to redeliver Equivalent Securities in accordance with this Agreement. For the avoidance of doubt any reference herein or in any other agreement or communication between the Parties (howsoever expressed) to an obligation to redeliver or account for or act in relation to borrowed Securities shall accordingly be construed as a reference to an obligation to redeliver or account for or act in relation to Equivalent Securities.

5.2 The Lender may call for the redelivery of all or any Equivalent Securities at any time by giving notice on any Business Day of not less than the standard settlement time for such Equivalent Securities on the exchange or in the clearing organisation through which the relevant borrowed Securities were originally delivered, provided that on the date of such call the Lender establishes to the reasonable satisfaction of the Borrower that one of the following conditions is met:

         5.2.1 the Equivalent Securities are intended for use by the Lender in satisfaction of its obligation to deliver Exchange Property (as that term is or is to be defined for the purposes of the Notes) to holders of Notes; or

         5.2.2 the Notes are no longer to be issued by the Lender during a period of 45 days from the date hereof;

         5.2.3    an Event of Default has occurred in relation to the Borrower.

5.3 The Borrower shall as hereinafter provided redeliver such Equivalent Securities not later than the expiry of such notice in accordance with the Lender's instructions.

5.4 If the Borrower does not redeliver Equivalent Securities in accordance with such call, the Lender may elect to continue the loan of Securities provided that if the Lender does not elect to continue the loan the Lender may by written notice to the Borrower elect to terminate the loan.

5.5 In the event that as a result of the failure of the Borrower to redeliver Equivalent Securities to the Lender in accordance with this Agreement a "buy-in" is exercised against the Lender then provided that reasonable notice has been given to the Borrower of the likelihood of such a "buy-in", the Borrower shall account to the Lender for the total costs and expenses reasonably incurred by the Lender as a result of such "buy-in".

5.6 The Borrower shall be entitled at any time to terminate a particular loan of Securities and to redeliver all and any Equivalent Securities due and outstanding to the Lender in accordance with the Lender's instructions. The Lender shall accept such redelivery.


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6        TAXATION

6.1 The Borrower hereby undertakes promptly to pay and account for any transfer or similar duties or taxes chargeable in connection with any transaction effected pursuant to or contemplated by this Agreement, and shall indemnify and keep indemnified the Lender against any liability arising in respect thereof as a result of the Borrower's failure to do so.

6.2 The Borrower undertakes to notify the other Party if it ceases to be an Approved United Kingdom Intermediary.

7        LENDER'S WARRANTIES

7.1 The Lender hereby warrants and undertakes to the Borrower on a continuing basis to the intent that such warranties shall survive the completion of any transaction contemplated herein that:

         7.1.1 it is duly authorised and empowered to perform its duties and obligations under this Agreement;

         7.1.2 it is not restricted under the terms of its constitution or in any other manner from lending Securities in accordance with this Agreement or from otherwise performing its obligations hereunder;

         7.1.3 it is absolutely entitled to pass full legal and beneficial ownership of all Securities provided by it hereunder to the Borrower free from all liens, charges and encumbrances; and

         7.1.4 it is not resident in the United Kingdom for tax purposes and either is not carrying on a trade in the United Kingdom through a branch or agency or if it is carrying on such a trade the loan is not entered into in the course of the business of such branch or agency, and it has (i) delivered or caused to be delivered to the Borrower a duly completed and certified Certificate (MOD2) or a photocopy thereof bearing an Inland Revenue acknowledgement and unique number and such Certificate or photocopy remains valid or (ii) has taken all necessary steps to enable a specific authorisation to make gross payment of the Manufactured Dividend to be issued by the Inland Revenue.

8        BORROWER'S WARRANTIES

8.1 The Borrower hereby warrants and undertakes to the Lender on a continuing basis to the intent that such warranties shall survive the completion of any transaction contemplated herein that:

         8.1.1 it has all necessary licenses and approvals, and is duly authorised and empowered, to perform its duties and obligations under this Agreement and will do nothing prejudicial to the continuation of such authorisation, licences or approvals;

         8.1.2 it is not restricted under the terms of its constitution or in any other manner from borrowing Securities in accordance with this Agreement or from otherwise performing its obligations hereunder;

         8.1.3    it is acting as principal in respect of this Agreement; and

         8.1.4    it is an Approved United Kingdom Intermediary.



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9        EVENTS OF DEFAULT

9.1 Each of the following events occurring in relation to the Borrower shall be an Event of Default for the purpose of Clause 5.2.3:

         9.1.1 the Borrower failing to comply with sub-clauses 4.2.1, 4.2.2 or 4.2.3 of Clause 4.2;

         9.1.2    an Act of Insolvency occurring with respect to the Borrower;

         9.1.3 any representations or warranties made by the Borrower being incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated;

         9.1.4 the Borrower admitting to the Lender that it is unable to, or it intends not to, perform any of its obligations hereunder and/or in respect of any loan hereunder;

         9.1.5 the Borrower being declared in default by the appropriate authority under the Rules or being suspended or expelled from membership of or participation in any securities exchange or association or other self-regulatory organisation, or suspended from dealing in securities by any government agency;

         9.1.6 any of the assets of the Borrower or the assets of investors held by or to the order of the Borrower being transferred or ordered to be transferred to a trustee by a regulatory authority pursuant to any securities regulating legislation; or

         9.1.7 the Borrower failing to perform any other of its obligations hereunder and not remedying such failure within 30 days after the Lender serves written notice requiring it to remedy such failure;

                  and, in each case, the Lender serves written notice on the Borrower.

9.2 Borrower shall notify the Lender if an Event of Default occurs in relation to it.

10       OUTSTANDING PAYMENTS

         In the event of Borrower failing to remit either directly or by its Nominee sums in accordance with this Agreement, Borrower hereby undertakes to pay interest at a rate to the Lender upon demand on the net balance due and outstanding of 1% above the Barclays Bank PLC base rate from time to time in force.

11       OBSERVANCE OF PROCEDURES

         Each of the Parties hereto agrees that in taking any action that may be required in accordance with this Agreement it shall observe strictly the procedures and timetable applied by the Rules and, further, shall observe strictly any agreement (oral or otherwise) as to the time for delivery or redelivery of any money, Securities or Equivalent Securities, entered into pursuant to this Agreement.

12       SEVERANCE

         If any provision of this Agreement is declared by any judicial or other competent authority to be void or otherwise unenforceable, that provision shall be severed from the Agreement and the remaining provisions of this Agreement shall remain in full force and effect. The Agreement shall, however, thereafter be amended by the Parties in such reasonable



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         manner so as to achieve, without illegality, the intention of the
         Parties with respect to that severed provision.

13       SPECIFIC PERFORMANCE

         Each Party agrees that in relation to legal proceedings it will not seek specific performance of the other Party's obligation to deliver or redeliver Securities, but without prejudice to any other rights it may have.

14       NOTICES

         All notices issued under this Agreement shall be in writing (which shall include telex or facsimile messages) and shall be deemed validly delivered if sent by prepaid first class post to or left at the addresses or sent to the telex or facsimile number of the Parties respectively or such other addresses or telex or facsimile numbers as each Party may notify in writing to the other.

15       ASSIGNMENT

         Neither Party may charge, assign or transfer all or any of its rights or obligations hereunder without the prior consent of the other Party, save that:

         (i) the Lender may assign its rights under this Agreement in whole but not in part to any person from time to time appointed to act as trustee in connection with the issue of the Notes; and

         (ii) the Borrower may, with the consent of the Lender, such consent not to be unreasonably withheld or delayed, assign this Agreement and its rights and obligations under this Agreement to any affiliate of the Borrower provided such affiliate agrees to be bound by the terms of this Agreement and can make the Borrower's warranties as set out in Clause 8.1, where an affiliate shall mean, in relation to Borrower, any holding company, subsidiary or any other subsidiaries of any such holding company.

16       NON-WAIVER

         No failure or delay by either Party to exercise any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege as herein provided.

17       CONSEQUENTIAL LOSS

         Without limiting the generality of the foregoing (including, but not limited to, Clause 5.5), neither Party may claim any sum by way of consequential loss or damage in the event of a failure by the other Party to perform any of its obligations under this Agreement.

18       TIME

         Time shall be of the essence of the Agreement.



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19       RECORDING

         The Parties agree that each may electronically record all telephonic conversations between them.

20       GOVERNING LAW

20.1 This Agreement is governed by, and shall be construed in accordance with, English Law and the Parties hereby irrevocably submit to the exclusive jurisdiction of the English courts.

20.2 Lender hereby appoints Metro International UK Limited of 3rd Floor, Interpark House, 7 Down Street, London W1J 7AJ (attention CFO) as its agent to receive on its behalf service of process in such courts. If any such person ceases to act as its agent for service of process, Lender shall promptly appoint, and notify Borrower of the identity of, a new agent in England.





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IN WITNESS WHEREOF this Agreement has been executed on behalf of the Parties hereto the day and year first before written.

SIGNED BY         )       MARCUS LEGRICE

                  )

                  )

ON BEHALF OF      )

Deutsche Bank AG London Branch




SIGNED BY         )       JOHN RATCLIFFE

                  )       MARC BEULS

                  )

ON BEHALF OF      )

Millicom Telecommunications S.A.






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